UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  _____________

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): January 10, 2007


                              OCEAN BIO-CHEM, INC.
               (Exact name of registrant as specified in charter)

         Florida                       0-11102                   59-1564329
(State or Other Jurisdiction    (Commission File Number)       I.R.S. Employer
     of Incorporation)                                       Identification No.)

               4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314
                (Address of principal executive office Zip Code)

                                 (954) 587-6280
               Registrant's telephone number, including area code:

                                 Not Applicable
          (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 7.01 Regulation FD Disclosure:

     Effective January 8, 2007 we commenced shipping against open Purchase Orders to Wal-Mart which increases our product distribution and the chain-wide store count of units offering our line. Wal-Mart, a longstanding customer will carry an increased assortment of our products, featuring their introduction of our Fuel Additive, StarTron products, in approximately 2,700 retail outlets, many of which did not previously carry any of our products. Our StarTron products are gaining national consumer recognition and we expect to aggressively promote these items during the current year in order to more fully develop their potential.

     We have modified our short and long term manufacturing production plans to include retail "sell-through" projections presented to us by Wal-Mart. Although the financial impact of the expanded distribution for the remaining months of the year ending December 31, 2007 cannot be ascertained at this time, we will publicly disclose our progress in this regard in prospective filings with the Commission.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           Ocean Bio-Chem, Inc.


January 10, 2007                           /s/ Peter G. Dornau
                                           -----------------------------
                                           Peter G. Dornau
                                           President and
                                           Chief Executive Officer